                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             EQK Realty Investors I
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             EQK REALTY INVESTORS I
                          5775 PEACHTREE DUNWOODY ROAD
                                  SUITE 200-D
                             ATLANTA, GEORGIA 30342

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 29, 1996

                         ------------------------------

     NOTICE IS HEREBY GIVEN that the 1996 annual meeting of shareholders of EQK Realty Investors I (the "Company") will be held at the Pavilion at Lake Hearn, 1150 Lake Hearn Drive, Suite 200, Atlanta, Georgia 30342, on May 29, 1996 at 10:30 a.m. for the following purposes:

          1. To elect five Trustees to serve for the ensuing year and until their respective successors shall have been duly elected and qualified; and

          2. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     Only shareholders of record on the books of the Company at the close of business on April 19, 1996 will be entitled to notice of, and to vote at the meeting. A list of such shareholders will be available for inspection at the Company's offices at 5775 Peachtree Dunwoody Road, Suite 200-D, Atlanta, Georgia 30342, during normal business hours during the ten-day period prior to the meeting.

     Please complete, date, sign and return the accompanying proxy in the enclosed envelope as soon as possible, whether or not you plan to attend this meeting. This will assure that your shares will be voted.

                                          EQK REALTY INVESTORS I

                                          /s/ LINDA K. SCHEAR
                                          ----------------------
                                          LINDA K. SCHEAR
                                          Secretary
                                          Atlanta, Georgia
                                          April 23, 1996

                             EQK REALTY INVESTORS I
                          5775 PEACHTREE DUNWOODY ROAD
                                  SUITE 200-D
                             ATLANTA, GEORGIA 30342

                         ------------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 29, 1996

                         ------------------------------

                                    GENERAL

     This Proxy Statement is furnished to holders of Shares of Beneficial Interest ("Shares") of EQK Realty Investors I (the "Company") in connection with the solicitation of proxies by the Trustees of the Company for use at the 1996 annual meeting of shareholders (the "Meeting") to be held at 10:30 a.m. on May 29, 1996, and at any adjournments or postponements thereof. The Meeting will be held at the Pavilion at Lake Hearn, 1150 Lake Hearn Drive, Suite 200, Atlanta, Georgia.

     The first date on which this Proxy Statement and related form of proxy is being sent to the shareholders of the Company is on or about April 23, 1996. Holders of Shares of record at the close of business on April 19, 1996 (the "Record Date") are entitled to notice of, and to vote at the Meeting in person or by proxy. As of the Record Date, the Company had outstanding 9,264,344 Shares, each entitled to one vote.

     In addition to soliciting proxies by mail, the Trustees, officers and regular employees of the Company, or its Advisor, without receiving any additional compensation therefor, may solicit proxies by telephone, by telegraph or in person. The Company will also request banks, brokers and other fiduciaries to forward proxy materials to their members or customers who are beneficial owners of Shares and will reimburse them for their out-of-pocket mailing and reasonable clerical expenses in so doing.

     If the enclosed proxy is properly executed and returned in time for voting, the Shares represented thereby will be voted as indicated in such proxy. If no specification is made, proxies will be voted in favor of the election of the Trustees as described herein. Proxies will extend to, and will be voted at, any adjourned or postponed session of the Meeting. The management of the Company is not aware of any matters to come before the Meeting, other than those described in this Proxy Statement. However, inasmuch as matters of which such management is not now aware may come before the Meeting, or any adjournments or postponements thereof, the enclosed proxy contains discretionary authority with respect to acting thereon, and the persons named in such proxy intend to vote, act and consent in accordance with their best judgment with respect thereto. Any shareholder who has executed and returned a proxy, and for any reason desires to revoke such proxy, may do so at any time before the proxy is exercised, by written notice to the Secretary of the Company or by executing a later dated proxy. In addition, any such shareholder may attend the Meeting to which this proxy relates and vote the Shares represented by such proxy in person.

                        SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the beneficial shareholdings as of April 12, 1996 of all persons known by the Company to be beneficial owners of more than 5% of its outstanding Shares, of all Trustees and nominees individually and of all Trustees and officers as a group.

                                                                                      PERCENTAGE OF
                                                                        NUMBER OF      OUTSTANDING
                  NAME                              ADDRESS              SHARES          SHARES
- ----------------------------------------  ----------------------------  ---------     -------------
Equitable Realty Portfolio                5775 Peachtree Dunwoody Rd.   1,685,556          18.2%
  Management                              Suite 200-D
                                          Atlanta, GA 30342

Tennessee Consolidated                    Andrew Jackson Bldg.          1,250,000          13.5%
  Retirement System                       5th Ave. & Dedrick St.
                                          Nashville, TN 37219

E.I. duPont de Nemours                    Wilmington Trust Co.            906,600           9.8%
  Co., Inc. Trust Fund                    1100 North Market St.
                                          Wilmington, DE 19890

Sylvan M. Cohen                           Drinker Biddle & Reath               --            --
                                          Philadelphia National Bldg.
                                          1345 Chestnut Street
                                          Philadelphia, PA 19107

Alton G. Marshall                         136 East 79th Street                 --            --
                                          New York, NY 10021

George R. Peacock                         Monarch Plaza                     1,728(1)        (2)
                                          3414 Peachtree Road, NE
                                          Suite 816
                                          Atlanta, GA 30326

Phillip E. Stephens                       5775 Peachtree Dunwoody Rd.       2,055           (2)
                                          Suite 200-D
                                          Atlanta, GA 30342

Robert C. Robb, Jr.                       Lewis, Eckert, Robb and Co.       2,000           (2)
                                          One Plymouth Meeting
                                          Suite 425
                                          Plymouth Meeting, PA 19462

All Trustees and Officers As a Group (10 persons).....................      5,783           (2)

- ---------------

(1) These Shares are owned by Mr. Peacock's wife and son and Mr. Peacock disclaims beneficial ownership of these Shares.

(2) The number of Shares represents less than 1% of the outstanding Shares.

                COMPLIANCE WITH SECTION 16A OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and

Exchange Commission and to furnish the Company with copies of these reports. New rules governing these reports were adopted in February 1991 and generally became effective in May 1991.

     Based on the Company's review of the copies of these reports received by it, and written representations received from Reporting Persons, the Company believes that all filings required to be made by the Reporting Persons with respect to transactions from January 1, 1995 through December 31, 1995 were made on a timely basis.

                              ELECTION OF TRUSTEES

     At the Meeting, the Shareholders will elect five Trustees to hold office for the ensuing year and until their respective successors have been duly elected and qualified.

     The following sets forth certain information about each nominee.

     Sylvan M. Cohen, age 81, has been Chairman, Chief Executive Officer, and Trustee of Pennsylvania Real Estate Investment Trust, an American Stock Exchange-listed real estate investment trust since 1994, and was President and Trustee since its inception in 1960. Mr. Cohen has been Of Counsel to the law firm Drinker Biddle & Reath since 1995. For more than five years prior thereto, Mr. Cohen was a partner in the Philadelphia law firm of Cohen, Shapiro, Polisher, Shiekman and Cohen. Mr. Cohen is formerly a director of Fidelity Bank, Philadelphia, Pennsylvania, and is currently a director of FPA Corporation, an American Stock Exchange-listed real estate development company, and a managing trustee of Arbor Property Trust, a New York Stock Exchange-listed real estate investment trust and successor in interest to EQK Green Acres, L.P. He formerly served as President of the National Association of Real Estate Investment Trusts and the International Council of Shopping Centers.

     Alton G. Marshall, age 74, has been President of Alton G. Marshall Associates, Inc., a New York City real estate investment firm since 1971. He was formerly a Senior Fellow of the Nelson A. Rockefeller Institute of Government in Albany, New York. He was also Chairman of the Board and Chief Executive Officer of The Lincoln Savings Bank, FSB, from March 1984 through December 1990. From 1971 to 1981, he was President of the Rockefeller Center, Inc., a real estate, manufacturing and entertainment company. Mr. Marshall is currently a director of the Hudson River Trust and the New York State Electric & Gas Corp., and a managing trustee of Arbor Property Trust. He is an independent partner of Alliance Capital and Alliance Capital Retirement Fund.

     George R. Peacock, age 72, has been sole-owner and President of Carluke, Inc., a real estate investment consulting firm, since 1988. Mr. Peacock retired from Equitable Real Estate Investment Management, Inc. ("Equitable Real Estate"), a wholly-owned subsidiary of The Equitable Life Assurance Society of the United States ("Equitable") in August 1988 after serving as Chairman and Chief Executive Officer. Mr. Peacock is a past member of Equitable's Investment Policy Committee. Prior to his retirement, he was also a Senior Vice President of Equitable for approximately twelve years. He is also a former director of Equitable Real Estate and is a managing trustee of Arbor Property Trust.

     Phillip E. Stephens, age 48, has been Chairman and Chief Executive Officer of Compass Retail, Inc., a subsidiary of Equitable Real Estate, since February 1996 and was President and Chief Executive Officer from January 1992 to January 1996. Mr. Stephens was Executive Vice President of the Compass Retail division of Equitable Real Estate from January 1990 to December 1991. He has also served as President of Equitable Realty Portfolio Management, Inc. ("ERPM"), the Company's Advisor and a wholly-owned subsidiary of Equitable Real Estate, since December 1989. Prior to that date and since October 1987, he was President of

EQK Partners, the predecessor in interest to ERPM. Prior to that date and since its inception in September 1983, he was Senior Vice President and subsequently President of EQK Partners. He is also a managing trustee of Arbor Property Trust.

     Robert C. Robb, Jr., age 50, has been President of and a partner in the management and financial consulting firm of Lewis, Eckert, Robb & Company since 1981. Mr. Robb is currently a director of PNC Bank, N.A., Pittsburgh, Pennsylvania, Tamaqua Cable Products Company, and Brynwood Partners, and is a former director of Brinks, Inc. of Darien, Connecticut.

     Unaffiliated Trustees must at all times comprise a majority of the Trustees and of each standing committee of Trustees. Currently, Mr. Cohen, Mr. Marshall, Mr. Peacock and Mr. Robb serve as Unaffiliated Trustees.

     A quorum for purposes of voting at the Meeting requires the presence, in person or by proxy, of the holders of a majority of the outstanding Shares entitled to vote at the Meeting. The affirmative vote of the majority of the quorum is required for the election of Trustees. Abstentions will not count as affirmative votes, but will count as part of the quorum.

                                  COMPENSATION

     The Company currently pays each Trustee, other than the affiliated Trustee (Mr. Stephens), a fee of $10,000 per year for serving as a Trustee and $1,000 for each day spent by a Trustee on the Company's business, including meetings of the Trustees and of any committee of Trustees which such Trustee attends. In addition, the Company currently reimburses the Trustees for travel and other expenses incurred in connection with their duties as Trustee of the Company. No salaries are paid to officers of the Company for acting in such capacity. During 1995, Mr. Robb also received a $10,000 fee for his service as the sole member of an independent committee of the Board of Trustees which evaluated a proposed transaction with an affiliated entity, which transaction was not consummated.

                              CERTAIN TRANSACTIONS

     ERPM, a wholly-owned subsidiary of Equitable Real Estate and the successor in interest to EQK Partners, is the Advisor to the Company pursuant to an advisory agreement with the Company. For the year ended December 31, 1995, ERPM earned portfolio management fees in the amount of $403,000.

     Effective January 1, 1990, ERPM agreed to reduce the rate of its annual portfolio management fees as an accommodation to the Company's efforts to reduce its costs of operations. The basis of the fee calculation was changed from .85% to .425% of the sum of (i) the average of the daily per share closing price of the Company's shares, multiplied by the average number of shares outstanding on each day and (ii) the average daily outstanding balance of the Company's long-term indebtedness. In addition, certain provisions which subordinated the payment of the fee to a specified dividend distribution were eliminated. ERPM also agreed to forgive one-half of the total of $5.4 million of deferred annual portfolio management fees owed by the Company to ERPM for the years 1985 through 1989. The remaining deferred fees of $2.7 million will be paid upon the disposition of the Company's properties. For financial reporting purposes, the deferred balance is being discounted at the rate of 13% per year from December 1, 1996. As of December 31, 1995, the discounted liability for deferred management fees was $2,418,000.

     Pursuant to the Mortgage Loan Modification Agreement executed in December 1995, the Advisor agreed to a partial deferral of its 1996 fee. The computation of the fee will remain unchanged as described above; however, fees in excess of $37,500 per quarter will be deferred and paid either upon the refinancing of the debt, which matures on December 15, 1996, or the sale of Harrisburg East Mall.

     Upon the sale of all or any portion of any real estate investment of the Company, ERPM will be entitled to a disposition fee equal to 2% of the gross sale price (including outstanding indebtedness taken subject to or assumed by the buyer and any purchase money indebtedness taken back by the Company). The disposition fee will be reduced by the amount of any brokerage commissions and legal expenses incurred by the Company in connection with such sales. For the year ended December 31, 1995, ERPM earned a disposition fee of $788,000 upon the disposition of Castleton Park, an office park located in Indianapolis, Indiana.

     Pursuant to its property management agreement for Harrisburg East Mall, Compass earned management fees of $291,000 for the year ended December 31, 1995. In connection with an outparcel building redevelopment project at Harrisburg East Mall, Compass earned a development fee of $150,000.

                            INDEPENDENT ACCOUNTANTS

     Deloitte & Touche LLP has been appointed by the Trustees as the independent accountants for the Company's current fiscal year. A representative of Deloitte & Touche LLP is expected to be present at the meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions of shareholders.

                        TRUSTEES' AND COMMITTEE MEETINGS

     During 1995, there were five meetings of the Trustees and one meeting of the Company's audit committee, which is responsible for reviewing the Company's annual financial statements and other matters relating to the Company's financial affairs. Mr. Cohen and Mr. Marshall are the members of the Company's audit committee.

     Other than the audit committee, the Company has no standing nominating, compensation or other committees.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal to be presented at the 1997 annual meeting must be received by the Company on or before December 24, 1996 for inclusion in the Company's Proxy Statement and proxy related to that meeting.

                                          EQK REALTY INVESTORS I

                                          /s/ LINDA K. SCHEAR
                                          ----------------------
                                          LINDA K. SCHEAR
                                          Secretary
                                          Atlanta, Georgia
                                          April 23, 1996

                                                                      APPENDIX A


                             EQK REALTY INVESTORS I

                        PROXY SOLICITED BY THE TRUSTEES
                  ANNUAL MEETING OF SHAREHOLDERS-MAY 29, 1996

     The undersigned hereby appoints Phillip E. Stephens and Gregory R. Greenfield, and each of them, proxies to represent the undersigned with full power of substitution at the Annual Meeting of Shareholders of EQK Realty Investors I to be held at Pavilion at Lake Hearn, 1150 Lake Hearn Drive, Suite 200, Atlanta, Georgia, on Wednesday, May 29, 1996 at 10:30 a.m. and at any and all adjournments or postponements thereof, and thereat to vote all Shares of Beneficial Interest of EQK Realty Investors I, which votes the undersigned would be entitled to vote if personally present.

     Unless otherwise specified, the Shares will be voted FOR the election of all nominees for Trustees. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

                 (Continued, and to be signed on reverse side)


                              FOLD AND DETACH HERE


                                                                                                                     Please mark
                                                                                                                     your vote as  X
                                                                                                                     indicated in
                                                                                                                     this example

1. ELECTION OF TRUSTEES Sylvan M. Cohen, Alton G. Marshall, George R. Peacock, Phillip E. Stephens, Robert C. Robb, Jr.

       FOR all nominees            WITHHOLD            (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY    THE UNDERSIGNED PLANS
         listed above              AUTHORITY           INDIVIDUAL NAMINEE, WRITE THAT NOMINEE'S NAME IN THE   TO ATTEND THE ANNUAL
       (except as marked   to vote for all nominees    SPACE PROVIDED BELOW.)                                 MEETING.
       to the contrary)          listed above                                                                 WITH           PERSONS
              [ ]                     [ ]              ----------------------------------------------------       -----------

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                                         THE UNDERSIGNED HEREBY REVOKES ALL PREVIOUS
                                                                                         PROXIES FOR THE MEETING AND ACKNOWLEDGES
                                                                                         RECEIPT OF THE NOTICE OF ANNUAL MEETING,
                                                                                         PROXY STATEMENT AND ANNUAL REPORT OF EQK
                                                                                         REALTY INVESTORS I.


                                                                                         Date:                                , 1996
                                                                                               -------------------------------

                                                                                         -------------------------------------------

                                                                                         -------------------------------------------
                                                                                         By:

                                                                                         NOTE: Please sign this Proxy exactly as
                                                                                         name(s) appear in address. When signing as
                                                                                         attorney-in-fact, executor, administrator,
                                                                                         trustee or guardian, please add your title
                                                                                         as such.

                                                        FOLD AND DETACH HERE
